UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 29, 2008 (Date of earliest event reported)
B.H.I.T. Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

7005 Stadium Drive, Suite 100, Brecksville, Ohio (Address of principal executive offices)	44141 (Zip Code)

440-746-8600 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On July 24, 2008, B.H.I.T. Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with L.A. Colo, LLC, as seller, and Iron Rail Group, LLC, the sole member of Colo, pursuant to which the Company agreed to purchase substantially all of the assets of Colo for a purchase price of $14.0 million in cash and a promissory note in the amount of $1.0 million.  Colo builds, repairs, maintains and rehabilitates railroad tracks and related railroad infrastructure.  The transaction was expected to close by September 30, 2008, but was delayed due to deteriorating financial and economic conditions, among other things.  Subsequently, the Company has elected not to proceed with the acquisition.

The Company’s new management team intends to continue to investigate potential acquisition opportunities in the railroad services industry.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Agreement, which is attached as Exhibit 10.1 to our current report dated July 24, 2008 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1
Asset Purchase Agreement among B.H.I.T., Inc., as Purchaser, L.A. Colo, LLC, as Seller, and Iron Rail Group, LLC, as Sole Member. Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated July 24, 2008 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B.H.I.T. Inc.

	By:	/s/ Gary O. Marino
	Name:	Gary O. Marino
	Title:	Chairman of the Board of Directors
Dated: October 31, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1
Asset Purchase Agreement among B.H.I.T., Inc., as Purchaser, L.A. Colo, LLC, as Seller, and Iron Rail Group, LLC, as Sole Member. Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated July 24, 2008 is incorporated by reference herein.